Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-77237, 333-62346, 333-113212, and 333-140597 on Forms S-8 of our report dated December 19, 2008, relating to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K of Rock-Tenn Company for the year ended September 30, 2008

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia

December 19, 2008